Castlight Health Announces Fourth Quarter and Full Year 2015 Results
Total Revenue of $75.3 Million for the Year, Up 65% Year Over Year

SAN FRANCISCO - February 17, 2016 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its fourth quarter and full year ended December 31, 2015.

“In 2015, we grew our annual recurring revenue (ARR) 41% year-over-year to $110 million, added 9 Fortune 500 customers and achieved Net Dollar Retention (NDR) of 116% due to strong uptake of our newest products Elevate and Action. While we did not achieve our growth objectives for the business, we made significant progress on several key initiatives in 2015 that lay the foundation for future growth," said Giovanni Colella, M.D., co-founder and chief executive officer of Castlight Health. “In 2016, we will be focused on accelerating sales velocity with our now ramped sale force, leveraging our comprehensive health benefits platform to deliver value to customers, and driving to cash flow break-even. We believe these initiatives along with our company-wide focus on execution will position us well to achieve our long-term goals."

Fourth Quarter Results

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Total revenue for the fourth quarter of 2015 was $21.3 million, an increase of 47% from the fourth quarter of 2014. Subscription revenue was $19.9 million, an increase of 50% on a year-over-year basis.

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Gross margin for the fourth quarter of 2015 was 54.7%, compared to a gross margin of 54.3% in the fourth quarter of 2014. Non-GAAP gross margin for the fourth quarter of 2015 was 58.6% compared to a non-GAAP gross margin of 58.3% in the fourth quarter of 2014.

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Operating loss for the fourth quarter of 2015 was $19.1 million, compared to an operating loss of $19.7 million in the fourth quarter of 2014. Non-GAAP operating loss for the fourth quarter of 2015 was $14.9 million, compared to a non-GAAP operating loss of $15.3 million in the fourth quarter of 2014.

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Net loss per basic and diluted share was $0.20 in the fourth quarter of 2015, compared to a net loss per basic and diluted share of $0.22 in the fourth quarter of 2014. The non-GAAP net loss per basic and diluted share for the fourth quarter of 2015 was $0.16, compared to a net loss per basic and diluted share of $0.17 in the fourth quarter of 2014. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for the fourth quarter of 2015 was 95.0 million compared to 90.5 million in the fourth quarter of 2014.

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Total cash, cash equivalents and marketable securities were $133.8 million at the end of the fourth quarter of 2015. Cash used in operations for the fourth quarter of 2015 was $12.0 million, compared to $11.5 million used in operations in the fourth quarter of 2014.

Full Year 2015 Results

•	Total revenue for 2015 was $75.3 million, an increase of 65% from 2014. Subscription revenue was $70.4 million, an increase of 69% on a year-over-year basis.

•	Gross margin for 2015 was 55.2%, compared to a gross margin of 39.1% in 2014. Non-GAAP gross margin for 2015 was 58.6% compared to a non-GAAP gross margin of 42.2% in 2014.

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Operating loss for 2015 was $80.2 million, compared to an operating loss of $86.2 million in 2014. Non-GAAP operating loss for 2015 was $64.5 million, compared to a non-GAAP operating loss of $69.6 million in 2014.

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Net loss per basic and diluted share was $0.85 in 2015, compared to a net loss per basic and diluted share of $1.16 in 2014. The non-GAAP net loss per basic and diluted share for 2015 was $0.68, compared to a net loss per basic and diluted share of $0.93 in 2014. For both GAAP and non-GAAP purposes, the weighted average basic and diluted share count for 2015 was 93.8 million compared to 74.4 million in 2014.

•	Total cash, cash equivalents and marketable securities were $133.8 million at the end of 2015.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Business Outlook

Q1 2016 Guidance: Revenue for the company’s first quarter is expected to be $22.0 million to $22.3 million. We expect to generate a non-GAAP operating loss in the range of $14.7 million to $15.7 million and a non-GAAP net loss per share of $0.15 to $0.16 based on 96 million weighted average basic and diluted shares outstanding.

Full Year 2016 Guidance: Revenue for the company’s full year 2016 is expected to be in the range of $99.0 million to $102.0 million, an increase of 31% to 35% year-over-year. Non-GAAP operating loss is expected to be in the range of $47.0 million to $50.0 million. Non-GAAP basic and diluted loss per share is expected to be in the range of $0.47 to $0.51 based on 98 million to 99 million weighted average basic and diluted common shares outstanding.

For both the first quarter and the full year 2016, non-GAAP guidance excludes the effects of stock-based compensation expense and capitalization and amortization of internal-use software.

Quarterly Conference Call

Castlight Health will host a conference call to discuss its fourth quarter and full year 2015 results today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations website at http://ir.castlighthealth.com. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing 1-877-201-0168. The conference ID number is 24103644. A replay will be available for one week at 1-855-859-2056, passcode 24103644.

About Castlight Health

Our mission is to empower people to make the best choices for their health and to help companies make the most of their health benefits. We offer a health benefits platform that engages employees to make better healthcare decisions and guide them to the right program, care, and provider. The platform also enables benefit leaders to communicate and measure their programs while driving employee engagement with targeted, relevant communications. Castlight has partnered with more than 190 customers, spanning millions of lives, to improve healthcare outcomes, lower costs, and increase benefits satisfaction.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures

To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures differ from GAAP financial measures in that they exclude stock-based compensation, warrant expense, capitalization and amortization of internal-use software and the associated tax impact of these items, where applicable.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the first quarter and full year 2016 to comparable GAAP operating loss and net loss per share guidance because we do not provide guidance for stock-based compensation expense and capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP operating loss. The factors that may impact our future stock-based compensation expense and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s first quarter and 2016 full year projections, our expectations for future performance of our business, market growth and business conditions, future innovation by the company and future developments with respect to the digital healthcare industry. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2016 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of
	December 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,150	$17,425
Marketable securities	101,274	175,057
Accounts receivable, net	12,751	11,097
Deferred commissions	5,438	3,675
Prepaid expenses and other current assets	3,772	3,476
Total current assets	142,385	210,730
Property and equipment, net	6,896	3,630
Marketable securities, noncurrent	13,335	6,220
Restricted cash, noncurrent	1,000	—
Deferred commissions, noncurrent	4,923	2,563
Other assets	4,735	131
Total assets	$173,274	$223,274
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,384	$3,217
Accrued expenses and other current liabilities	4,550	5,791
Accrued compensation	11,477	10,455
Deferred revenue	26,590	20,708
Total current liabilities	46,001	40,171
Deferred revenue, noncurrent	7,522	6,652
Other liabilities, noncurrent	1,397	261
Total liabilities	54,920	47,084
Stockholders’ equity	118,354	176,190
Total liabilities and stockholders’ equity	$173,274	$223,274

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue:
Subscription	$19,933	$13,309	$70,350	$41,602
Professional services	1,382	1,178	4,965	4,003
Total revenue	21,315	14,487	75,315	45,605
Cost of revenue:
Cost of subscription (1)	3,885	2,249	12,417	10,472
Cost of professional services (1)	5,770	4,368	21,351	17,300
Total cost of revenue	9,655	6,617	33,768	27,772
Gross profit	11,660	7,870	41,547	17,833
Operating expenses:
Sales and marketing (1)	16,579	15,798	67,414	62,065
Research and development (1)	8,224	6,284	30,077	22,917
General and administrative (1)	5,983	5,536	24,274	19,009
Total operating expenses	30,786	27,618	121,765	103,991
Operating loss	(19,126)	(19,748)	(80,218)	(86,158)
Other income, net	68	64	298	218
Net loss	$(19,058)	$(19,684)	$(79,920)	$(85,940)
Net loss per share, basic and diluted	$(0.20)	$(0.22)	$(0.85)	$(1.16)
Weighted-average shares used to compute basic and diluted net loss per share	94,969	90,467	93,753	74,381
_______________________

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Cost of revenue:
Cost of subscription	$87	$81	$283	$180
Cost of professional services	653	494	2,175	1,220
Sales and marketing	1,822	1,594	7,705	5,933
Research and development	1,154	1,081	3,498	2,556
General and administrative	1,069	1,349	4,169	4,312

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Operating activities:
Net loss	$(19,058)	$(19,684)	$(79,920)	$(85,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	646	410	2,024	1,354
Stock-based compensation	4,785	4,599	17,830	14,201
Amortization of deferred commissions	934	973	3,510	4,092
Accretion and amortization of marketable securities	259	468	1,385	1,489
Expense related to warrant	—	(20)	—	2,639
Changes in operating assets and liabilities:
Accounts receivable	894	181	(1,654)	(6,032)
Deferred commissions	(4,287)	(1,235)	(7,633)	(4,861)
Prepaid expenses and other assets	1,354	27	328	(1,895)
Accounts payable	(70)	(46)	646	147
Accrued expenses and other liabilities	1,604	1,529	(136)	4,282
Deferred revenue	982	1,254	6,752	15,887
Net cash used in operating activities	(11,957)	(11,544)	(56,868)	(54,637)
Investing activities:
Restricted cash	—	—	(1,000)	101
Investment in related party	—	—	(4,125)	—
Purchase of property and equipment	(1,877)	(462)	(5,376)	(1,860)
Purchase of marketable securities	(33,543)	(19,928)	(119,867)	(230,316)
Sales of marketable securities	—	—	5,000	13,000
Maturities of marketable securities	40,092	22,762	180,111	76,527
Net cash provided by (used in) investing activities	4,672	2,372	54,743	(142,548)
Financing activities:
Proceeds from the exercise of stock options	764	1,366	3,944	3,294
Payments of deferred financing costs	—	—	(94)	(3,781)
Proceeds from initial public offering	—	—	—	189,943
Net cash provided by financing activities	764	1,366	3,850	189,456

Net (decrease) increase in cash and cash equivalents	(6,521)	(7,806)	1,725	(7,729)
Cash and cash equivalents at beginning of period	25,671	25,231	17,425	25,154
Cash and cash equivalents at end of period	$19,150	$17,425	$19,150	$17,425

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2015	2015	2014	2015	2014
Gross profit:
GAAP gross profit subscription	$16,048	$15,152	$11,060	$57,933	$31,130
GAAP gross margin subscription	80.5%	83.1%	83.1%	82.3%	74.8%
Stock-based compensation expense	87	96	81	283	180
Amortization of internal-use software	124	24	8	196	8
Non-GAAP gross profit subscription	$16,259	$15,272	$11,149	$58,412	$31,318
Non-GAAP gross margin subscription	81.6%	83.8%	83.8%	83%	75.3%
GAAP gross loss professional services	$(4,388)	$(4,300)	$(3,190)	$(16,386)	$(13,297)
GAAP gross loss percentage professional services	(318)%	(329)%	(271)%	(330)%	(332)%
Stock-based compensation expense	653	647	494	2,175	1,220
Capitalization of internal-use software	(30)	(33)	—	(63)	—
Non-GAAP gross loss professional services	$(3,765)	$(3,653)	$(2,696)	$(14,274)	$(12,077)
Non-GAAP gross loss percentage professional services	(272)%	(282)%	(229)%	(287)%	(302)%
GAAP gross profit	$11,660	$10,852	$7,870	$41,547	$17,833
GAAP gross margin	54.7%	55.5%	54.3%	55.2%	39.1%
Impact of non-GAAP adjustments	834	734	583	2,591	1,408
Non-GAAP gross profit	$12,494	$11,586	$8,453	$44,138	$19,241
Non-GAAP gross margin	58.6%	59.3%	58.3%	58.6%	42.2%
Operating expense:
GAAP sales and marketing	$16,579	$16,731	$15,798	$67,414	$62,065
Expense related to warrant	—	—	20	—	(2,639)
Stock-based compensation expense	(1,822)	(2,058)	(1,594)	(7,705)	(5,933)
Non-GAAP sales and marketing	$14,757	$14,673	$14,224	$59,709	$53,493
GAAP research and development	$8,224	$7,868	$6,284	$30,077	$22,917
Stock-based compensation expense	(1,154)	(981)	(1,081)	(3,498)	(2,556)
Capitalization of internal-use software	620	841	129	2,256	291
Non-GAAP research and development	$7,690	$7,728	$5,332	$28,835	$20,652
GAAP general and administrative	$5,983	$6,311	$5,536	$24,274	$19,009
Stock-based compensation expense	(1,069)	(1,177)	(1,349)	(4,169)	(4,312)
Non-GAAP general and administrative	$4,914	$5,134	$4,187	$20,105	$14,697
GAAP operating expense	$30,786	$30,910	$27,618	$121,765	$103,991
Impact of non-GAAP adjustments	(3,425)	(3,375)	(3,875)	(13,116)	(15,149)
Non-GAAP operating expense	$27,361	$27,535	$23,743	$108,649	$88,842
Operating loss:
GAAP operating loss	$(19,126)	$(20,058)	$(19,748)	$(80,218)	$(86,158)
Impact of non-GAAP adjustments	4,259	4,109	4,458	15,707	16,557
Non-GAAP operating loss	$(14,867)	$(15,949)	$(15,290)	$(64,511)	$(69,601)
Net loss and net loss per share:
GAAP net loss	$(19,058)	$(20,007)	$(19,684)	$(79,920)	$(85,940)
Total pre-tax impact of non-GAAP adjustments	4,259	4,109	4,458	15,707	16,557
Income tax impact of non-GAAP adjustments	—	—	—	—	—
Non-GAAP net loss	$(14,799)	$(15,898)	$(15,226)	$(64,213)	$(69,383)
Basic and Diluted net loss per share
GAAP	$(0.20)	$(0.21)	$(0.22)	$(0.85)	$(1.16)
Non-GAAP	$(0.16)	$(0.17)	$(0.17)	$(0.68)	$(0.93)
Shares used in basic and diluted net loss per share computation	94,969	94,409	90,467	93,753	74,381

Investor Contact:
Charles Butler
ir@castlighthealth.com
415-829-1400
Media Contact:
Jim Rivas
press@castlighthealth.com
415-829-1568